EXHIBIT 32

Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of SMSA Crane Acquisition Corp. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of SMSA Crane Acquisition Corp. for the nine months ended September 30, 2015.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of SMSA Crane Acquisition Corp. as of September 30, 2015.

This Certification is executed as of November 20, 2015

By:	/s/ Carmen I. Bigles
Name:	Carmen I. Bigles
Title:	Director and Chief Executive Officer, President and Secretary
(Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to SMSA Crane Acquisition Corp. and will be retained by SMSA Crane Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.